CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Prudential Series Fund of our report dated February 22, 2021, relating to the financial statements and financial highlights, which appears in Conservative Balanced Portfolio, Diversified Bond Portfolio, Equity Portfolio, Flexible Managed Portfolio, Global Portfolio, Government Income Portfolio, Government Money Market Portfolio, High Yield Bond Portfolio, Jennison 20/20 Focus Portfolio, Jennison Portfolio, Natural Resources Portfolio, Small Capitalization Stock Portfolio, SP International Growth Portfolio, SP Prudential U.S. Emerging Growth Portfolio, SP Small Cap Value Portfolio, Stock Index Portfolio and Value Portfolio's Annual Report on Form N-CSR for the year ended December 31, 2020.

We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

April 13, 2021